Beacon Financial Corporation Announces Third Quarter Results Reflecting One-Time Costs Associated with the Merger of Equals between
Berkshire Hills Bancorp, Inc. and Brookline Bancorp, Inc.
Net Loss of $(56.3) million, EPS of $(0.64)
Operating Earnings of $38.5 million, Operating EPS of $0.44
Quarterly Dividend of $0.3225

BOSTON -- October 29, 2025 -- Beacon Financial Corporation (NYSE: BBT) (the “Company”) today announced a net loss of $(56.3) million, or $(0.64) per basic share, for the third quarter of 2025, compared to net income of $22.0 million, or $0.25 per basic and diluted share, for the second quarter of 2025, and $20.1 million, or $0.23 per basic and diluted share, for the third quarter of 2024.
Effective September 1, 2025, Berkshire Hills Bancorp, Inc. (“Berkshire”) and Brookline Bancorp, Inc. (“Brookline”) completed the previously announced merger of equals transaction (the “Merger”) to create Beacon Financial Corporation, a premier Northeast financial services company. “The completion of our merger of equals represents a significant milestone as we begin our journey as Beacon Financial Corporation,” commented Paul Perrault, the Company's President and Chief Executive Officer. “The expanded scale of our organization provides a solid foundation for improved profitability, increased stockholder returns and sustained growth throughout the Northeast. Our dedicated teams are collaborating on integration efforts that are proceeding as expected and will culminate with our core system conversion and the rollout of the new Beacon Bank brand in early 2026.”
Financial results for the third quarter of 2025 reflect pre-tax one-time costs of $129.8 million associated with the Merger. Excluding these one-time costs, operating earnings (non-GAAP) were $38.5 million, or $0.44 per diluted share, for the third quarter of 2025. These one-time costs consist of Merger-related expenses of $51.9 million and an increase to the provision of credit losses expense of $77.9 million, also associated with the Merger. Please refer to "Non-GAAP Financial Information" below for a reconciliation of net income to operating earnings.
DISCUSSION OF RESULTS
Presentation of Results - The Merger
The Merger was accounted for as a reverse acquisition using the acquisition method of accounting, with Berkshire treated as the legal acquirer and Brookline treated as the accounting acquirer for financial reporting purposes. The Company recorded the assets and liabilities of Berkshire at their respective fair value as of September 1, 2025. At the time of the Merger, Berkshire contributed, after fair value purchase accounting adjustments, approximately $12.1 billion in assets, $9.1 billion in loans, $1.1 billion in investment securities and $10.3 billion in deposits.
The Company’s financial results for any periods ended on or prior to June 30, 2025 reflect Brookline’s results only on a standalone basis. As a result of this factor and the below listed adjustments related to the Merger, the Company’s financial results for the third quarter of 2025 may not be directly comparable to prior reported periods. The following table outlines the value of the assets acquired and liabilities assumed as of September 1, 2025.

In Thousands
Fair value of consideration transferred:
Value of hypothetical legacy Brookline shares transferred	$1,209,451
Payment of seller transaction expenses	6,022
Conversion of Company stock options	1,147
Cash paid for fractional shares	49
Total purchase consideration	1,216,669

Fair value of assets acquired:
Cash and due from banks	105,440
Short-term investments	978,667
Investment securities available-for-sale	1,102,464
Loans held for sale	3,471
Loans held for investment, net of allowance for credit losses	9,078,979
Premises and equipment	73,368
Bank owned life insurance	246,979
Accrued interest receivable	49,717
Core deposit intangible asset	174,415
Customer relationships intangible asset	14,000
Other assets	314,956
Total assets acquired	12,142,456

Fair value of liabilities assumed:
Deposits	10,287,573
Borrowings	559,402
Accrued expenses and other liabilities	191,060
Total liabilities assumed	11,038,035
Net assets acquired	1,104,421
Goodwill	$112,248

BALANCE SHEET
Total assets at September 30, 2025 were $22.8 billion. Assets of $12.1 billion were assumed in the Merger. Excluding the impact of the Merger, total assets decreased $0.9 billion from $11.6 billion at June 30, 2025, and decreased $1.0 billion from September 30, 2024.
Total loans and leases were $18.2 billion at September 30, 2025. Loans and leases of $9.1 billion were assumed in the Merger. Excluding the impact of the Merger, loans and leases decreased $419.4 million from June 30, 2025, and decreased $592.3 million from September 30, 2024. The decrease was primarily driven by the sales of $249.3 million of purchased mortgage loans and the transfer of an additional $83.3 million of purchased mortgage loans to held-for-sale, the sale of which is expected to close in the fourth quarter, all of which were assumed as part of the Merger.
Total investment securities at September 30, 2025, excluding the impact of the Merger, decreased $229.7 million to $1.7 billion from June 30, 2025, and decreased $218.4 million from September 30, 2024. The Company assumed $1.1 billion of investment securities in the Merger. During the third quarter, the Company sold $176.4 million of the legacy Berkshire investment portfolio to align the interest rate risk for the combined balance sheet and reduce wholesale funding.
Total cash and cash equivalents at September 30, 2025 decreased $370.2 million to $1.2 billion from June 30, 2025, and decreased $271.4 million from September 30, 2024, excluding the impact of the Merger. The Company assumed $1.1 billion of cash and cash equivalents in connection with the Merger. As of September 30, 2025, total investment securities and total cash and cash equivalents represented 13.0 percent of total assets as compared to 11.9 percent and 10.8 percent as of June 30, 2025 and September 30, 2024, respectively.
Total deposits as of September 30, 2025, excluding the impact of the Merger, decreased $344.7 million from June 30, 2025. The Company assumed $10.3 billion of deposits in connection with the Merger. The legacy Berkshire deposits include $1.2 billion of payroll deposits and $397.6 million of brokered deposits. Excluding legacy Berkshire deposits, payroll deposits declined $185.4 million and brokered deposits declined $248.1 million, while customer deposits increased $88.8 million from June 30, 2025.
Since September 30, 2024, excluding the impact of the Merger, customer deposits have increased $376.8 million while brokered deposits and payroll deposits declined $307.2 million and $185.4 million, respectively.
Total borrowed funds at September 30, 2025, excluding the impact of the Merger, decreased $633.9 million from June 30, 2025 to $1.1 billion, and decreased $976.4 million from September 30, 2024. The Company assumed $559.4 million in borrowed funds in connection with the Merger
The ratio of stockholders’ equity to total assets was 10.58 percent at September 30, 2025. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.37 percent at September 30, 2025. Tangible book value per common share (non-GAAP) was $22.20 at September 30, 2025.
INCOME STATEMENT
The following information for the three months ended September 30, 2025 includes one month of combined Company activity and two months of legacy Brookline standalone results. For the nine months ended September 30, 2025, the information includes one month of combined Company activity and eight months of legacy Brookline standalone results.
NET INTEREST INCOME
Net interest income increased $43.9 million to $132.6 million during the third quarter of 2025 from $88.7 million for the quarter ended June 30, 2025. The net interest margin increased 40 basis points to 3.72 percent for the three months ended September 30, 2025 from 3.32 percent for the three months ended June 30, 2025. The increase is primarily driven by higher yields for one month on the marked loan portfolio and lower funding costs driven by declines in borrowed funds.
NON-INTEREST INCOME
Total non-interest income for the quarter ended September 30, 2025 increased $6.3 million to $12.3 million from $6.0 million for the quarter ended June 30, 2025. The increase was primarily driven by the one month of combined Company activity which resulted in increases of $2.5 million in deposit fees, $1.0 million in wealth management fees, and $0.9 million in gain on sales of loans and leases from the Small Business Administration ("SBA") business line.
PROVISION FOR CREDIT LOSSES
The Company recorded a provision for credit losses of $87.5 million for the quarter ended September 30, 2025, compared to $7.0 million for the quarter ended June 30, 2025. The increase in provision reflects purchase accounting associated with the Merger of $77.9 million including $69.5 million on funded loans and $8.4 million on unfunded commitments. Excluding Merger related accounting adjustments, the provision was $9.6 million, $2.6 million higher than the prior quarter. This increase was reflective of continued stress in the Boston office sector and additional specific reserves on one large Eastern Funding equipment financing credit.
Total net charge-offs for the third quarter of 2025 were $15.9 million compared to $5.1 million in the second quarter of 2025.The $15.9 million in net charge-offs reflect the charge-off of previously reserved amounts of $5.0 million for a C&I credit in the Boston market and $5.7 million for two large Eastern Funding equipment financing credits, with the remaining charge-offs primarily associated with a larger number of smaller 44 Business Capital SBA loans and Eastern Funding equipment financing loans. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 51 basis points for the third quarter of 2025 from 21 basis points for the second quarter of 2025.
The allowance for loan and lease losses represented 1.39 percent of total loans and leases at September 30, 2025, compared to 1.32 percent at June 30, 2025, and 1.31 percent at September 30, 2024.

ASSET QUALITY
The ratio of nonperforming loans and leases to total loans and leases was 0.54 percent at September 30, 2025, a decrease of 0.11 percent from 0.65 percent at June 30, 2025. Total nonaccrual loans and leases increased $36.3 million to $98.6 million at September 30, 2025, from $62.3 million at June 30, 2025. The increase included $23.9 million of nonaccrual loans assumed through the Merger. The remaining increase was driven by one large commercial real estate deal put on nonaccrual during the quarter. The ratio of nonperforming assets to total assets was 0.45 percent at September 30, 2025, a decrease from 0.55 percent at June 30, 2025. Total nonperforming assets increased $38.4 million to $102.0 million at September 30, 2025 from $63.6 million at June 30, 2025.
NON-INTEREST EXPENSE
Non-interest expense for the quarter ended September 30, 2025 increased $77.3 million to $135.3 million from $58.1 million for the quarter ended June 30, 2025. The increase was primarily driven by one-time Merger and restructuring expenses of $51.9 million. Excluding these one-time charges, non-interest expense increased $23.2 million driven by one month of combined expenses as well as an increase of $2.2 million in amortization of identified intangible assets.
PROVISION FOR INCOME TAXES
The effective tax rate was 27.8 percent and 33.7 percent for the three and nine months ended September 30, 2025 compared to 25.6 percent for the three months ended June 30, 2025 and 24.7 percent and 24.6 percent for the three and nine months ended September 30, 2024.
RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY
The annualized return on average assets decreased to (1.48) percent during the third quarter of 2025 from 0.77 percent for the second quarter of 2025.
The annualized return on average stockholders' equity was (13.41) percent for the third quarter of 2025. The annualized return on average tangible stockholders’ equity (non-GAAP) was (16.98) percent for the third quarter of 2025.
DIVIDEND DECLARED
The Company’s Board of Directors approved a dividend of $0.3225 per share for the quarter ended September 30, 2025. The dividend will be paid on November 24, 2025 to stockholders of record on November 10, 2025.
CONFERENCE CALL
The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, October 30, 2025 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website at beaconfinancialcorporation.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/309414724. To listen to the call without access to the slides, interested parties may dial 800-715-9871 (United States) or 646-307-1963 (internationally) and ask for the Beacon Financial Corporation conference call (Access Code 6567963). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 800-770-2030 (United States & Canada) or 609-800-9909 (internationally) and entering the passcode: 6567963.
ABOUT BEACON FINANCIAL CORPORATION
Beacon Financial Corporation (NYSE: BBT) is the holding company for Beacon Bank & Trust, commonly known as Beacon Bank, a full-service regional bank serving the Northeast that was created on September 1, 2025 through the merger of equals between Berkshire Hills Bancorp, Inc. and Brookline Bancorp, Inc. Headquartered in Boston, the Company has $22.8 billion in assets and more than 145 branches throughout New England and New York. Beacon Bank offers a full suite of tailored banking solutions including commercial, cash management, asset-based lending, retail, consumer and residential products and services. The Bank operates through its banking divisions – Berkshire Bank, Brookline Bank, BankRI, and PCSB Bank. The Company also provides equipment financing through its Eastern Funding subsidiary, SBA lending through its 44 Business Capital division, and private wealth services through Clarendon Private.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, changes in interest rates; general economic conditions (including the impact of tariffs, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ongoing turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
BASIS OF PRESENTATION
The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.
NON-GAAP FINANCIAL MEASURES
The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.
INVESTOR RELATIONS:
Contact:     Carl M. Carlson
        Beacon Financial Corporation
        Chief Financial and Strategy Officer
        (617) 425-5331
        carl.carlson@brkl.com

MEDIA CONTACT:
Contact:    Gary Levante
Beacon Financial Corporation
Chief Marketing Officer
(413) 447-1737
glevante@berkshirebank.com

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$132,606	$88,685	$85,830	$84,988	$83,008
Provision for credit losses on loans	87,496	6,997	5,974	4,141	4,832
Provision (recovery) of credit losses on investments	32	3	12	(104)	(172)
Non-interest income	12,345	5,970	5,660	6,587	6,348
Non-interest expense	135,318	58,061	60,022	63,719	57,948
(Loss) Income before provision for income taxes	(77,895)	29,594	25,482	23,819	26,748
Net (loss) income	(56,262)	22,026	19,100	17,536	20,142

Performance Ratios:
Net interest margin (1)	3.72%	3.32%	3.22%	3.12%	3.07%
Interest-rate spread (1)	3.04%	2.57%	2.38%	2.35%	2.26%
Return on average assets (annualized)	(1.48)%	0.77%	0.66%	0.61%	0.70%
Return on average tangible assets (annualized) (non-GAAP)	(1.51)%	0.79%	0.68%	0.62%	0.72%
Return on average stockholders' equity (annualized)	(13.41)%	7.04%	6.19%	5.69%	6.63%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	(16.98)%	8.85%	7.82%	7.21%	8.44%
Efficiency ratio (2)	93.35%	61.34%	65.60%	69.58%	64.85%

Per Common Share Data:
Net (loss) income — Basic	$(0.64)	$0.25	$0.21	$0.20	$0.23
Net (loss) income — Diluted	(0.64)	0.25	0.21	0.20	0.23
Cash dividends declared	0.323	0.135	0.135	0.135	0.135
Book value per share (end of period)	28.78	14.08	13.92	13.71	13.81
Tangible book value per share (end of period) (non-GAAP)	22.20	11.20	11.03	10.81	10.89
Stock price (end of period)	23.71	10.55	10.90	11.80	10.09

Balance Sheet:
Total assets	$22,821,439	$11,568,745	$11,519,869	$11,905,326	$11,676,721
Total loans and leases	18,241,907	9,582,374	9,642,722	9,779,288	9,755,236
Total deposits	18,904,063	8,961,202	8,911,452	8,901,644	8,732,271
Total stockholders’ equity	2,414,996	1,254,171	1,240,182	1,221,939	1,230,362

Asset Quality:
Nonperforming assets	$101,990	$63,596	$64,021	$70,452	$72,821
Nonperforming assets as a percentage of total assets	0.45%	0.55%	0.56%	0.59%	0.62%
Allowance for loan and lease losses	$253,735	$126,725	$124,145	$125,083	$127,316
Allowance for loan and lease losses as a percentage of total loans and leases	1.39%	1.32%	1.29%	1.28%	1.31%
Net loan and lease charge-offs (3)	15,857	$5,127	$7,597	$7,252	$3,808
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.51%	0.21%	0.31%	0.30%	0.16%

Capital Ratios:
Stockholders’ equity to total assets	10.58%	10.84%	10.77%	10.26%	10.54%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.37%	8.82%	8.73%	8.27%	8.50%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.
(3) The balance at September 30, 2025 excludes a $15.8 million Merger Day 1 charge-offs write up.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$182,251	$87,386	$78,741	$64,673	$82,168
Short-term investments	1,038,369	419,362	278,805	478,997	325,721
Total cash and cash equivalents	1,220,620	506,748	357,546	543,670	407,889
Investment securities available-for-sale	1,739,423	866,684	882,353	895,034	855,391
Total investment securities	1,739,423	866,684	882,353	895,034	855,391
Allowance for investment security losses	(129)	(97)	(94)	(82)	(186)
Net investment securities	1,739,294	866,587	882,259	894,952	855,205
Loans and leases held-for-sale	83,330	—	—	—	—
Loans and leases:
Commercial real estate loans	10,212,798	5,485,546	5,580,982	5,716,114	5,779,290
Commercial loans and leases	3,934,709	2,520,347	2,512,912	2,506,664	2,453,038
Consumer loans	4,094,400	1,576,481	1,548,828	1,556,510	1,522,908
Total loans and leases	18,241,907	9,582,374	9,642,722	9,779,288	9,755,236
Allowance for loan and lease losses	(253,735)	(126,725)	(124,145)	(125,083)	(127,316)
Net loans and leases	17,988,172	9,455,649	9,518,577	9,654,205	9,627,920
Restricted equity securities	99,431	66,481	67,537	83,155	82,675
Premises and equipment, net of accumulated depreciation	158,375	83,963	84,439	86,781	86,925
Right-of-use asset operating leases	90,757	42,415	44,144	43,527	41,934
Deferred tax asset	178,456	52,325	52,176	56,620	50,827
Goodwill	353,471	241,222	241,222	241,222	241,222
Identified intangible assets, net of accumulated amortization	198,339	14,600	16,030	17,461	19,162
Other real estate owned and repossessed assets	3,360	1,288	917	1,103	1,579
Cash surrender value of bank-owned life insurance policies	332,840	85,479	84,959	84,448	83,932
Other assets	374,994	151,988	170,063	198,182	177,451
Total assets	$22,821,439	$11,568,745	$11,519,869	$11,905,326	$11,676,721
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$3,905,559	$1,726,933	$1,664,629	$1,692,394	$1,681,858
NOW accounts	1,470,808	650,707	625,492	617,246	637,374
Savings accounts	2,904,888	1,795,761	1,793,852	1,721,247	1,736,989
Money market accounts	5,589,693	2,153,709	2,183,855	2,116,360	2,041,185
Certificate of deposit accounts	4,127,226	1,877,661	1,878,665	1,885,444	1,819,353
Brokered deposit accounts	905,889	756,431	764,959	868,953	815,512
Total deposits	18,904,063	8,961,202	8,911,452	8,901,644	8,732,271
Borrowed funds:
Advances from the FHLB	841,044	934,669	957,848	1,355,926	1,345,003
Subordinated debentures and notes	198,283	84,397	84,362	84,328	84,293
Other borrowed funds	41,189	135,985	113,617	79,592	68,251
Total borrowed funds	1,080,516	1,155,051	1,155,827	1,519,846	1,497,547
Operating lease liabilities	92,211	43,528	45,330	44,785	43,266
Mortgagors’ escrow accounts	11,179	15,289	15,264	15,875	14,456
Reserve for unfunded credits	13,727	4,586	5,296	5,981	6,859
Accrued expenses and other liabilities	304,747	134,918	146,518	195,256	151,960
Total liabilities	20,406,443	10,314,574	10,279,687	10,683,387	10,446,359
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 89,576,403 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	1,023	970	970	970	970
Additional paid-in capital	2,177,807	904,697	903,696	902,584	901,562
Retained earnings	407,557	475,781	465,898	458,943	453,555
Accumulated other comprehensive income	(28,905)	(39,378)	(42,498)	(52,882)	(38,081)
Treasury stock, at cost;
5,449,039, 7,039,136, 7,037,610, 7,019,384, and 7,015,843 shares, respectively	(142,486)	(87,899)	(87,884)	(87,676)	(87,644)
Total stockholders' equity	2,414,996	1,254,171	1,240,182	1,221,939	1,230,362
Total liabilities and stockholders' equity	$22,821,439	$11,568,745	$11,519,869	$11,905,326	$11,676,721

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$198,273	$143,933	$143,309	$147,436	$149,643
Debt securities	10,984	6,691	6,765	6,421	6,473
Restricted equity securities	1,466	1,062	1,203	1,460	1,458
Short-term investments	5,438	2,386	2,451	2,830	1,986
Total interest and dividend income	216,161	154,072	153,728	158,147	159,560
Interest expense:
Deposits	71,901	52,682	53,478	56,562	59,796
Borrowed funds	11,654	12,705	14,420	16,597	16,756
Total interest expense	83,555	65,387	67,898	73,159	76,552
Net interest income	132,606	88,685	85,830	84,988	83,008
Provision for credit losses on loans	87,496	6,997	5,974	4,141	4,832
Provision (recovery) of credit losses on investments	32	3	12	(104)	(172)
Net interest income after provision for credit losses	45,078	81,685	79,844	80,951	78,348
Non-interest income:
Deposit fees	5,005	2,472	2,361	2,297	2,353
Loan fees	1,004	472	393	439	464
Loan level derivative income (loss)	635	(4)	70	1,115	—
Gain on sales of loans and leases held-for-sale	1,175	264	24	406	415
Wealth management fees	2,466	1,421	1,491	1,608	1,509
Other	2,060	1,345	1,321	722	1,607
Total non-interest income	12,345	5,970	5,660	6,587	6,348
Non-interest expense:
Compensation and employee benefits	49,999	35,147	35,853	37,202	35,130
Occupancy	6,921	5,349	5,721	5,393	5,343
Equipment and data processing	11,110	6,841	7,012	6,780	6,831
Professional services	2,114	1,471	1,726	1,345	2,143
FDIC insurance	1,971	1,880	2,037	2,017	2,118
Advertising and marketing	1,583	1,371	868	1,303	859
Amortization of identified intangible assets	3,587	1,431	1,430	1,701	1,668
Merger and restructuring expense	51,885	439	971	3,378	—
Other	6,148	4,132	4,404	4,600	3,856
Total non-interest expense	135,318	58,061	60,022	63,719	57,948
(Loss) income before provision for income taxes	(77,895)	29,594	25,482	23,819	26,748
(Benefit) provision for income taxes	(21,633)	7,568	6,382	6,283	6,606
Net (loss) income	$(56,262)	$22,026	$19,100	$17,536	$20,142
Earnings per common share:
Basic	$(0.64)	$0.25	$0.21	$0.20	$0.23
Diluted	$(0.64)	$0.25	$0.21	$0.20	$0.23
Weighted average common shares outstanding during the period:
Basic	87,508,517	89,104,605	89,103,510	89,098,443	89,033,463
Diluted	87,832,552	89,612,781	89,567,747	89,483,964	89,319,611
Dividends paid per common share	$0.3225	$0.135	$0.135	$0.135	$0.135

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$485,515	$440,493
Debt securities	24,440	19,831
Restricted equity securities	3,731	4,326
Short-term investments	10,275	5,724
Total interest and dividend income	523,961	470,374
Interest expense:
Deposits	178,061	176,401
Borrowed funds	38,779	49,376
Total interest expense	216,840	225,777
Net interest income	307,121	244,597
Provision for credit losses on loans	100,467	17,862
Provision (recovery) of credit losses on investments	47	(255)
Net interest income after provision for credit losses	206,607	226,990
Non-interest income:
Deposit fees	9,838	8,251
Loan fees	1,869	1,955
Loan level derivative income (loss)	701	543
Gain on sales of loans and leases held-for-sale	1,463	545
Wealth management fees	5,378	4,382
Other	4,726	3,352
Total non-interest income	23,975	19,028
Non-interest expense:
Compensation and employee benefits	120,999	106,521
Occupancy	17,991	16,663
Equipment and data processing	24,963	20,594
Professional services	5,311	5,788
FDIC insurance	5,888	6,027
Advertising and marketing	3,822	3,937
Amortization of identified intangible assets	6,448	5,045
Merger and restructuring expense	53,295	823
Other	14,684	12,748
Total non-interest expense	253,401	178,146
(Loss) income before provision for income taxes	(22,819)	67,872
(Benefit) provision for income taxes	(7,683)	16,693
Net (loss) income	$(15,136)	$51,179
Earnings per common share:
Basic	$(0.17)	$0.58
Diluted	$(0.17)	$0.57
Weighted average common shares outstanding during the period:
Basic	88,566,368	88,944,569
Diluted	88,998,517	89,241,470
Dividends paid per common share	$0.5925	$0.405

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$30,213	$987	$10,842	$11,525	$11,595
Multi-family mortgage	2,994	1,433	6,576	6,596	1,751
Construction	535	—	—	—	—
Total commercial real estate loans	33,742	2,420	17,418	18,121	13,346

Commercial	14,035	8,687	7,415	14,676	15,734
Equipment financing	41,793	46,067	32,975	31,509	37,223
Total commercial loans and leases	55,828	54,754	40,390	46,185	52,957

Residential mortgage	6,597	3,572	3,962	3,999	3,862
Home equity	2,220	1,561	1,333	1,043	1,076
Other consumer	243	1	1	1	1
Total consumer loans	9,060	5,134	5,296	5,043	4,939

Total nonaccrual loans and leases	98,630	62,308	63,104	69,349	71,242

Other real estate owned	824	700	700	700	780
Other repossessed assets	2,536	588	217	403	799
Total nonperforming assets	$101,990	$63,596	$64,021	$70,452	$72,821

Loans and leases past due greater than 90 days and still accruing	$23,570	$24,899	$3,009	$811	$16,091

Nonperforming loans and leases as a percentage of total loans and leases	0.54%	0.65%	0.65%	0.71%	0.73%
Nonperforming assets as a percentage of total assets	0.45%	0.55%	0.56%	0.59%	0.62%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$126,725	$124,145	$125,083	$127,316	$121,750
Merger Day 1 allowance on non-PCD loans *	69,487	—	—	—	—
Merger Day 1 allowance on PCD loans	64,511	—	—	—	—
Charge-offs	(16,661)	(5,601)	(9,073)	(8,414)	(4,183)
Recoveries	804	474	1,476	1,162	375
Net charge-offs**	(15,857)	(5,127)	(7,597)	(7,252)	(3,808)
Provision for loan and lease losses excluding unfunded commitments ***	8,869	7,707	6,659	5,019	9,374
Allowance for loan and lease losses at end of period	$253,735	$126,725	$124,145	$125,083	$127,316

Allowance for loan and lease losses as a percentage of total loans and leases	1.39%	1.32%	1.29%	1.28%	1.31%

NET CHARGE-OFFS:
Commercial real estate loans	$819	$3,524	$—	$—	$—
Commercial loans and leases	15,116	1,640	7,647	7,257	3,797
Consumer loans	(78)	(37)	(50)	(5)	11
Total net charge-offs**	$15,857	$5,127	$7,597	$7,252	$3,808

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.51%	0.21%	0.31%	0.30%	0.16%

*Excludes the provision of $8.4 million for credit losses on unfunded commitments during the three months ended September 30, 2025.
** Excludes the impact of Merger Day 1 purchase accounting that resulted in $15.8 million of charge-offs during the three months ended September 30, 2025.
***Provision for loan and lease losses does not include provision (credit) of $0.7 million, $(0.7 million), $(0.7 million), $(0.9 million), and $(4.5 million) for credit losses on unfunded commitments during the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

BEACON FINANCIAL CORPORATION. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$1,165,022	$11,273	3.87%	$874,212	$6,752	3.09%	$853,924	$6,516	3.05%
Restricted equity securities (2)	73,853	1,467	7.95%	65,724	1,062	6.46%	75,225	1,459	7.76%
Short-term investments	448,044	5,438	4.85%	215,982	2,386	4.42%	145,838	1,986	5.44%
Total investments	1,686,919	18,178	4.31%	1,155,918	10,200	3.53%	1,074,987	9,961	3.71%
Loans and Leases:
Commercial real estate loans (3)	7,013,916	107,942	6.02%	5,533,208	77,136	5.51%	5,772,456	83,412	5.65%
Commercial loans (3)	1,818,012	31,033	6.68%	1,286,908	20,757	6.38%	1,079,084	18,440	6.69%
Equipment financing (3)	1,209,797	24,692	8.16%	1,240,128	25,069	8.09%	1,353,649	26,884	7.94%
Consumer loans (3)	2,505,760	35,286	5.62%	1,556,254	21,437	5.51%	1,505,095	21,123	5.60%
Total loans and leases	12,547,485	198,953	6.34%	9,616,498	144,399	6.01%	9,710,284	149,859	6.17%
Total interest-earning assets	14,234,404	217,131	6.10%	10,772,416	154,599	5.74%	10,785,271	159,820	5.93%
Non-interest-earning assets	975,676			630,518			666,067
Total assets	$15,210,080			$11,402,934			$11,451,338

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$917,794	1,786	0.77%	$637,786	1,034	0.65%	$639,561	1,115	0.69%
Savings accounts	2,201,808	12,867	2.32%	1,780,838	10,692	2.41%	1,738,756	12,098	2.77%
Money market accounts	3,324,253	23,131	2.76%	2,189,373	13,990	2.56%	2,038,048	15,466	3.02%
Certificates of deposit	2,607,493	24,956	3.80%	1,879,749	18,437	3.93%	1,768,026	20,054	4.51%
Brokered deposit accounts	823,059	9,161	4.42%	748,205	8,529	4.57%	841,067	11,063	5.23%
Total interest-bearing deposits	9,874,407	71,901	2.89%	7,235,951	52,682	2.92%	7,025,458	59,796	3.39%
Borrowings
Advances from the FHLB	792,455	8,709	4.30%	904,399	10,422	4.56%	1,139,049	14,366	4.94%
Subordinated debentures and notes	121,526	2,394	7.88%	84,380	1,718	8.14%	84,276	1,378	6.54%
Other borrowed funds	42,303	551	5.16%	46,086	565	4.93%	53,102	1,012	7.58%
Total borrowings	956,284	11,654	4.77%	1,034,865	12,705	4.86%	1,276,427	16,756	5.14%
Total interest-bearing liabilities	10,830,691	83,555	3.06%	8,270,816	65,387	3.17%	8,301,885	76,552	3.67%
Non-interest-bearing liabilities:
Demand checking accounts	2,414,119			1,654,594			1,669,092
Other non-interest-bearing liabilities	287,062			225,469			264,324
Total liabilities	13,531,872			10,150,879			10,235,301
Stockholders’ equity	1,678,208			1,252,055			1,216,037
Total liabilities and equity	$15,210,080			$11,402,934			$11,451,338
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		133,576	3.04%		89,212	2.57%		83,268	2.26%
Less adjustment of tax-exempt income		970			527			260
Net interest income		$132,606			$88,685			$83,008
Net interest margin (5)			3.72%			3.32%			3.07%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$977,060	$24,839	3.39%	$864,501	$19,953	3.08%
Restricted equity securities (2)	69,802	3,733	7.13%	74,422	4,327	7.75%
Short-term investments	304,870	10,275	4.49%	140,156	5,724	5.44%
Total investments	1,351,732	38,847	3.83%	1,079,079	30,004	3.71%
Loans and Leases:
Commercial real estate loans (3)	6,071,163	262,321	5.70%	5,763,065	246,026	5.61%
Commercial loans (3)	1,449,490	71,518	6.51%	1,058,312	53,619	6.66%
Equipment financing (3)	1,243,492	75,696	8.12%	1,367,380	80,034	7.80%
Consumer loans (3)	1,873,834	77,584	5.52%	1,492,213	61,392	5.49%
Total loans and leases	10,637,979	487,119	6.11%	9,680,970	441,071	6.07%
Total interest-earning assets	11,989,711	525,966	5.85%	10,760,049	471,075	5.84%
Non-interest-earning assets	742,502			678,235
Total assets	$12,732,213			$11,438,284

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$729,035	3,825	0.70%	$656,879	3,487	0.71%
Savings accounts	1,910,457	33,732	2.36%	1,721,518	35,324	2.74%
Money market accounts	2,571,233	50,708	2.64%	2,047,011	46,940	3.06%
Certificates of deposit	2,127,184	62,986	3.96%	1,697,477	55,443	4.36%
Brokered deposit accounts	779,717	26,810	4.60%	898,455	35,207	5.23%
Total interest-bearing deposits	8,117,626	178,061	2.93%	7,021,340	176,401	3.36%
Borrowings
Advances from the FHLB	900,666	30,978	4.54%	1,117,809	41,893	4.92%
Subordinated debentures and notes	96,887	5,813	8.00%	84,241	4,130	6.54%
Other borrowed funds	53,177	1,988	5.00%	83,195	3,353	5.38%
Total borrowings	1,050,730	38,779	4.87%	1,285,245	49,376	5.05%
Total interest-bearing liabilities	9,168,356	216,840	3.16%	8,306,585	225,777	3.63%
Non-interest-bearing liabilities:
Demand checking accounts	1,919,100			1,646,932
Other non-interest-bearing liabilities	254,646			280,947
Total liabilities	11,342,102			10,234,464
Stockholders’ equity	1,390,111			1,203,820
Total liabilities and equity	$12,732,213			$11,438,284
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		309,126	2.69%		245,298	2.21%
Less adjustment of tax-exempt income		2,005			701
Net interest income		$307,121			$244,597
Net interest margin (5)			3.45%			3.05%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
	At and for the Three Months Ended September 30,		At and for the Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation Table - Non-GAAP Financial Information	(Dollars in Thousands Except Share Data)		(Dollars in Thousands Except Share Data)

Reported Pretax (loss) income	$(77,895)	$26,748	$(22,819)	$67,872
Add:
Merger Day 1 CECL provision	77,902	—	77,902	—
Merger and restructuring expense	51,885	—	53,295	823
Operating Pretax income	$51,892	$26,748	$108,378	$68,695
Effective tax rate	25.9%	24.7%	25.9%	24.6%
Provision for income taxes	13,419	6,606	28,026	16,895
Operating earnings after tax	$38,473	$20,142	$80,352	$51,800

Operating earnings per common share:
Basic	$0.44	$0.23	$0.91	$0.58
Diluted	$0.44	$0.23	$0.90	$0.58

Weighted average common shares outstanding during the period:
Basic	87,508,517	89,033,463	88,566,368	88,944,569
Diluted	87,832,552	89,319,611	88,998,517	89,241,470

Return on average assets *	(1.48)%	0.70%	(0.16)%	0.60%
Add:
Merger Day 1 CECL provision (after-tax) *	1.52%	—%	0.60%	—%
Merger and restructuring expense (after-tax) *	1.01%	—%	0.41%	0.01%
Operating return on average assets *	1.05%	0.70%	0.85%	0.61%

Return on average tangible assets *	(1.51)%	0.72%	(0.16)%	0.61%
Add:
Merger Day 1 CECL provision (after-tax) *	1.56%	—%	0.62%	—%
Merger and restructuring expense (after-tax) *	1.04%	—%	0.42%	0.01%
Operating return on average tangible assets *	1.09%	0.72%	0.88%	0.62%

Return on average stockholders' equity *	(13.41)%	6.63%	(1.45)%	5.67%
Add:
Merger Day 1 CECL provision (after-tax) *	13.77%	—%	5.54%	—%
Merger and restructuring expense (after-tax) *	9.17%	—%	3.79%	0.07%
Operating return on average stockholders' equity *	9.53%	6.63%	7.88%	5.74%

Return on average tangible stockholders' equity *	(16.98)%	8.44%	(1.83)%	7.25%
Add:
Merger Day 1 CECL provision (after-tax) *	17.44%	—%	7.00%	—%
Merger and restructuring expense (after-tax) *	11.61%	—%	4.79%	0.09%
Operating return on average tangible stockholders' equity *	12.07%	8.44%	9.96%	7.34%

* Ratios at and for the three months and nine months ended are annualized.

				(Continued)

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
	At and for the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Dollars in Thousands)

Net (loss) income, as reported	$(56,262)	$22,026	$19,100	$17,536	$20,142

Average total assets	$15,210,080	$11,402,934	$11,543,330	$11,580,572	$11,451,338
Less: Average goodwill and average identified intangible assets, net	353,189	256,508	257,941	259,496	261,188
Average tangible assets	$14,856,891	$11,146,426	$11,285,389	$11,321,076	$11,190,150

Return on average tangible assets (annualized)	(1.51)%	0.79%	0.68%	0.62%	0.72%

Average total stockholders’ equity	$1,678,208	$1,252,055	$1,235,201	$1,232,527	$1,216,037
Less: Average goodwill and average identified intangible assets, net	353,189	256,508	257,941	259,496	261,188
Average tangible stockholders’ equity	$1,325,019	$995,547	$977,260	$973,031	$954,849

Return on average tangible stockholders’ equity (annualized)	(16.98)%	8.85%	7.82%	7.21%	8.44%

Total stockholders’ equity	$2,414,996	$1,254,171	$1,240,182	$1,221,939	$1,230,362
Less:
Goodwill	353,471	241,222	241,222	241,222	241,222
Identified intangible assets, net	198,339	14,600	16,030	17,461	19,162
Tangible stockholders' equity	$1,863,186	$998,349	$982,930	$963,256	$969,978

Total assets	$22,821,439	$11,568,745	$11,519,869	$11,905,326	$11,676,721
Less:
Goodwill	353,471	241,222	241,222	241,222	241,222
Identified intangible assets, net	198,339	14,600	16,030	17,461	19,162
Tangible assets	$22,269,629	$11,312,923	$11,262,617	$11,646,643	$11,416,337

Tangible stockholders’ equity to tangible assets	8.37%	8.82%	8.73%	8.27%	8.50%

Tangible stockholders' equity	$1,863,186	$998,349	$982,930	$963,256	$969,978

Number of common shares issued	89,576,403	96,998,075	96,998,075	96,998,075	96,998,075
Less:
Treasury shares	5,449,039	7,039,136	7,037,610	7,019,384	7,015,843
Unvested restricted shares	218,503	854,334	855,860	880,248	883,789
Number of common shares outstanding	83,908,861	89,104,605	89,104,605	89,098,443	89,098,443

Tangible book value per common share	$22.20	$11.20	$11.03	$10.81	$10.89